UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 27, 2023

TSR, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2023, TSR, Inc. (the “Company”) entered into an Addendum to Employment Agreement (the “Addendum”) with its Chief Financial Officer, John Sharkey (the “CFO”), which supplements and replaces certain terms to the Amended and Restated Employment Agreement between the Company and the CFO made and entered into as of November 2, 2020 (the “Original Agreement”). Per the Addendum, the modifications to the Original Agreement shall become effective on November 3, 2023. Except as specifically modified by the Addendum, all other provisions of the Original Agreement remain in full force and effect.

Employment Term. Except in the event of an earlier termination as provided in Section 4 of the Original Agreement, the term of employment for the CFO shall renew on November 3, 2023 (“Effective Date”) and will continue thereafter until March 31, 2025 (“Term of Employment”).

Base Salary and Annual Bonus Program. The CFO’s compensation as modified by the Addendum is as follows:

Base Salary. The Company will pay to employee a base salary at the following rates (“Base Salary”):

●	During the period from November 4, 2023 until December 31, 2023, the CFO will continue to be employed full-time and the Company will pay the CFO at the rate of $6,750 per week, less applicable taxes and withholdings.

●	During the period from January 1, 2024 until June 30, 2024, the CFO will be employed part-time for three (3) days per week and the Company will pay the CFO at the rate of $4,050 per week, less applicable taxes and withholdings.

●	During the period from July 1, 2024 until March 31, 2025, the CFO shall be employed on a part-time basis and the CFO shall work on such dates and at such times as the Company and the CFO mutually agree, and the Company will pay the CFO at a rate of $200 per hour or $1,600 per day, to be determined in the sole discretion of the Company, less applicable taxes and withholding.

●	The CFO and the Company may mutually agree to different compensation and/or days of work during the Term of Employment. For purposes of calculating the Severance Payment, as defined under the Original Agreement, the Base Salary shall be $351,000 during the time period from November 4, 2023 to December 31, 2023; and $210,600 for the time period of January 1, 2024 to June 30, 2024. The CFO shall not be entitled to a Severance Payment if the CFO’s employment is terminated by the Company pursuant to Section 4.4 of the Addendum during the period from July 1, 2024 to March 31, 2025.

Annual Bonus Program. In addition to the Base Salary, the CFO shall be eligible to participate in the Company’s discretionary annual bonus program (the “Annual Bonus”) until June 30, 2024, with a total bonus potential of up to 20% of Base Salary, based on the annualized Base Salary (i.e., total bonus potential of up to $70,000), for each applicable fiscal year (the “Target Bonus Amount”) based upon performance metrics as determined by the Company. The CFO shall only be eligible for the Annual Bonus if there are no publicly reportable audit findings that materially reduce reported net income for that fiscal year, and provided the CFO is employed as an active employee on the last day of the fiscal year in which the Annual Bonus relates.

Benefits. The CFO’s benefits are modified by the Addendum as follows:

Vacation. During the CFO’s employment until June 30, 2024, the CFO shall be entitled to four (4) weeks of paid vacation per calendar year (as pro-rated for partial years), and other paid time off offered under the Company’s policies, in accordance with the Company’s policy with respect to vacation accrual and use applicable to employees as in effect from time to time, to be accrued beginning on the Effective Date. Unless otherwise required by law, the CFO shall not be paid any accrued and unused vacation upon separation of employment for any reason.

Benefits. While the CFO is employed, including during any period of part-time employment during the Term of Employment, the CFO shall be entitled to all standard Company benefits generally available to executives under the Company’s health plan or any successor health plan, from time to time, including, but not limited to, group medical health, group insurance and similar benefits, subject to the terms and conditions of the applicable policy, plan or program. If the CFO ceases to be eligible for the Company’s health benefits plan or any successor plan during the Term of Employment, and is not entitled to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will reimburse the CFO for obtaining comparable health coverage at the same level he currently elects to the extent permitted by applicable law.

Car Allowance. The Company will provide the CFO with a monthly car allowance of $800.00 (“Car Allowance”) until June 30, 2024.

Sale of Business Success Fee. The CFO shall be eligible to earn an incentive payment if there is a Sale of the Business during the Term of Employment, as follows: (A) $100,000 for the Sale of Business; and (B) an additional $15,000 for every full dollar in share price that exceeds $12 per share price at the time of a Sale of Business. “Sale of Business” for purposes of the Addendum means a transfer of the majority of the ownership by sale, acquisition, merger, or other method of the equity or tangible or intangible assets of the Company.

Severance and Continued Coverage upon Termination. In the event the CFO is terminated during the Term of Employment on or before June 30, 2024, other than a termination under Sections 4.1, 4.2, or 4.3 of the Original Agreement, or if the CFO is forced to relocate more than 25 miles from his current residence on or before June 30, 2024, the CFO will receive, subject to certain conditions and restrictions provided in the Addendum, (i) a Severance Payment and (ii) continued participation in the Company’s group health plan or any successor health plan which covers the CFO (and the CFO’s eligible dependents) until March 31, 2025 at the Company’s expense, provided that the CFO is eligible and remains eligible for coverage under COBRA, or by reimbursement to the CFO in an amount equivalent to such cost. During the Severance Period, as defined in the Original Agreement, the CFO will not be entitled to any additional awards or to continue elective deferrals in or accrue additional benefits under the Company’s 401(k) plan or any other qualified or nonqualified retirement programs maintained by the Company.

The description of the Addendum is qualified in its entirety by reference to the complete text thereof, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. For a summary of the remaining provisions of the Original Agreement, please refer to the Company’s Current Report on Form 8-K filed on November 6, 2020, as well as the Company’s other periodic filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Addendum to Employment Agreement, dated as of October 27, 2023, by and between John Sharkey and TSR, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Dated: October 27, 2023

3